            INTERNATIONAL SHIPHOLDING CORPORATION
               SUBSIDIARIES OF THE REGISTRANT
                   AS OF DECEMBER 31, 1995
                                            Jurisdiction
                                            Under
                                            Which Organized
                                          __________________
International Shipholding Corporation
  (Registrant)                               Delaware

International Shipholding Corporation (1)    New York

River Towing, Inc.                           Delaware

A/S Havfond                                  Norwegian

Waterman Steamship Corporation               New York
     Sulphur Carriers, Inc.                  Delaware

Central Gulf Lines, Inc.                     Delaware
     Florida Barge Lines Corporation         Delaware
     Material Transfer, Inc.                 Delaware
     Enterprise Ship Company, Inc.           Delaware

Bay Insurance Company                        Bermuda

LCI Shipholdings, Inc.                       Liberia
     Gulf South Inc.                         Liberia
          Gulf South Shipping Pte. Ltd.      Singapore
     Cypress Auto Carriers, Inc.             Liberia
          New Combo, Inc.                    Liberia
     Forest Lines Inc.                       Liberia
     Marco Shipping Co. Pte. Ltd. (2)        Singapore
          Marcoship Agencies                 Malaysia

N. W. Johnsen & Co., Inc.                    New York

St. Rose Fleeting Company, Inc.              Louisiana

Lash Marine Services, Inc.                   Louisiana

Lash Intermodal Terminal Company             Delaware

Resource Carriers, Inc.                      Delaware

[FN]
<FN1>  (1)     New York name-holding corporation
<FN2>  (2)     50% owned by the Registrant
<FN3>      All of the subsidiaries listed above are  wholly-
owned  subsidiaries  and are included  in  the  consolidated financial statements incorporated by reference herein unless
otherwise   indicated.